SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On January 29, 2007, Eli Lilly and Company (the “company” or “we” or “us”) completed its acquisition of ICOS Corporation. As a result of closing the transaction, the company has acquired all of the outstanding shares of ICOS Corporation common stock at a price of $34 per share, for a total of approximately $2.3 billion.
Item 2.02. Results of Operations and Financial Condition
On January 31, 2007, we issued a press release announcing our results of operations for the quarter and year ended December 31, 2006, including, among other things, an income statement for those periods. In addition, on the same day we are holding a teleconference for analysts and media to discuss those results. The teleconference will be web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.
We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99, we used non-GAAP financial measures in comparing the financial results for the fourth quarter and full year of 2006 with the same periods of 2005. Those measures include operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share adjusted to exclude the effect of several charges affecting the relevant accounting periods:
•	A second quarter 2005 charge for product liability matters, as described in more detail in our Form 8-K dated July 21, 2005

•	The following charges recognized in the fourth quarter of 2005 (described in more detail in our Form 8-K dated January 26, 2006):
¡	Asset impairment, restructuring and other special charges

¡	The cumulative effect of an accounting change due to the adoption of a new accounting rule (FIN 47) for conditional asset retirement obligations
•	The following charges recognized in the fourth quarter of 2006 (described in more detail in the press release attached as Exhibit 99):
¡	A charge for product liability matters

¡	Asset impairment, restructuring and other special charges.
In the press release attached as Exhibit 99, we also provided financial expectations for the full year 2007. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on an adjusted basis. In order to provide a more meaningful earnings-per-share growth comparison between 2006 results and expected 2007 results, we adjusted 2006 earnings per share for the 2006 items described above, and we adjusted

2007 expected earnings per share for the following first-quarter 2007 items (described in more detail in the press release attached as Exhibit 99):
•	Estimated charges for asset impairments and restructuring associated with previously-announced manufacturing decisions

•	Estimated charges for in-process research and development associated with the ICOS Corporation acquisition and an in-licensing transaction.
The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
The information in this Item 2.02 and the press release attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

99	Press release dated January 31, 2007, together with related attachments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Derica W. Rice
	Name:	Derica W. Rice
	Title:	Senior Vice President and Chief
Financial Officer

Dated: January 31, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99	Press release dated January 31, 2007, together with related attachments.

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